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                                  June 30, 1999

Ames Department Stores, Inc.
Ames Realty II, Inc.
Ames FS, Inc.
Ames Transportation Systems, Inc.
AMD, Inc.
Ames Merchandising Corporation
2418 Main Street
Rocky Hill, CT  06067-2598

Ladies and Gentlemen:

     We have acted as counsel to each of Ames Department Stores, Inc., a Delaware corporation ("Ames"), and its subsidiaries, Ames Realty II, Inc., Ames FS, Inc., Ames Transportation Systems, Inc., AMD, Inc. and Ames Merchandising Corporation, each a Delaware corporation (collectively, the "Guarantors") in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 with respect to $200,000,000 aggregate principal amount of Ames's 10% Senior Notes due 2006 (the "Notes") to be issued under an Indenture, dated as of April 27, 1999 (the "Indenture"), by and among Ames, the Guarantors and The Chase Manhattan Bank, as trustee (the "Trustee"). The Notes will be unconditionally guaranteed on a senior basis by the Guarantors pursuant to a guarantee contained in the Indenture (the "Guarantee").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, the Guarantee, the form of Note set forth in the Indenture, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Ames and each of the several Guarantors, and have made such inquiries of those officers and representatives as we have deemed relevant and necessary as a basis forth the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as

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Ames Department Stores, Inc.
Ames Realty II, Inc.
Ames FS, Inc.
Ames Transportation Systems, Inc.
AMD, Inc.
Ames Merchandising Corporation
June 30, 1999
Page 2

originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Ames and each of the several Guarantors. In addition, we have assumed that the Notes will be executed and delivered substantially in the form examined by us.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Notes have been duly authorized and, when duly executed by Ames, authenticated by the Trustee pursuant to the terms of the Indenture and delivered in exchange for securities of like tenor and principal amount in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute the legally binding obligations of Ames entitled to the benefits of the Indenture, enforceable against Ames in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principals of equity.

     2. The Guarantee has been duly authorized by the Guarantors and, when executed and appended to the Notes in accordance with the terms of the Indenture, will constitute the legally binding obligation of each of the Guarantors entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

     The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.



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Ames Department Stores, Inc.
Ames Realty II, Inc.
Ames FS, Inc.
Ames Transportation Systems, Inc.
AMD, Inc.
Ames Merchandising Corporation
June 30, 1999
Page 3


     We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus that is part of the Registration Statement.

                                        Very truly yours,

                                        WEIL, GOTSHAL & MANGES LLP